Exhibit 10(g)

                                  THE QUAKER
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM
          (As Amended and Restated Effective as of November 1, 1996)


      The Quaker Supplemental Executive Retirement Program (the "Program") is amended and restated effective as of November 1, 1996, by The Quaker Oats Company. The Program is intended to be an unfunded plan maintained primarily to provide deferred compensation for a select group of highly compensated employees within the meaning of Sections 201(2), 301(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 and to comply with Department of Labor Reg. Section 2520.104-23 thereunder. The Program is intended to provide benefits to certain senior executives of The Quaker Oats Company to ensure that the overall effectiveness of its executive compensation program will attract, retain and motivate qualified senior executives.

                                   SECTION I
                                  DEFINITIONS

When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:

      1.1 "Administrator" means the Senior Vice President - Human Resources of the Company.

      1.2 "Affiliated Company" means any trade or business entity, or a predecessor company of such entity, if any, which is a member of a controlled group of corporations of which the Company is also a member.

      1.3 "Average Annual Earnings" means the amount equal to the sum of the Participant's Earnings for the five consecutive calendar years during which Earnings were highest occurring within the Participant's last ten Years of Service, divided by five.

      1.4 "Basic Retirement Benefit" means the annual benefit to which a Participant is entitled in total from the Retirement Plan, The Quaker 415
Excess Benefit Plan, The Quaker Eligible Earnings Adjustment Plan, any qualified defined benefit pension plan maintained by the Company or an Affiliated Company, including but not limited to the Fisher-Price Pension Plan, and any nonqualified defined benefit pension plan maintained by the Company or an Affiliated Company, which purpose is to provide benefits not permitted under a qualified defined benefit pension plan pursuant to limits on benefits or earnings imposed by the Internal Revenue Code of 1986, as amended, including but not limited to, Section 404(1) thereof. In addition to the foregoing, the Administrator may specify that the pension benefit equivalent (based upon lump sum-annuity factors consistent with those under the Retirement Plan) of any defined contribution plan account balance to which a Participant is entitled shall be included as part of the Participant's Basic Retirement Benefit. The preceding sentence may not be applied following a Change in Control. The Basic Retirement Benefit shall be based upon payments to a Participant in the form of a single life annuity commencing on his Retirement Date under the Program, with applicable reductions for early commencement based upon such adjustment factors as are applied under the Retirement Plan.

      1.5 "Beneficiary" means the beneficiary of a Participant (other than a Surviving Spouse) entitled to receive the Participant's death benefit pursuant to a form of benefit elected by the Participant under the Retirement Plan, if any.

      1.6  "Board" shall mean the Board of Directors of the Company.

      1.7 "Change in Control" shall mean any of the following events occurring when:

      (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; provided, however, that this paragraph
          (a) shall not apply to any Person who becomes such a beneficial owner of such Company securities pursuant to an agreement with the Company approved by the Board, entered into before such Person has become such a beneficial owner of Company securities representing 5% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) during any period of 24 consecutive months (not including any period prior to November 13, 1996), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a),
          (c)(2) or (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d)(1) or (d)(2); or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

          (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

          (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

          In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2),
          (d)(1), or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

     1.8  "Company" means The Quaker Oats Company and any successor thereto.

     1.9 "Compensation Committee" shall mean the Compensation Committee of the Board.

      1.10 "Earnings" means the Participant's earnings as that term is defined for purposes of determining the Participant's Basic Retirement Benefit.

       1.11  "Effective  Date"  means  the  Participant's  effective  date   of
participation in the Program as specified by the Compensation Committee as described in Section II.

     1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      1.14 "Management Committee" shall mean the Management Committee of the Company as provided for and described in its Bylaws.

      1.15 "Participant" means any employee of the Company or an Affiliated Company who meets the eligibility requirements of Section II, and is designated and approved by the Compensation Committee for participation in the Program as described in Section II.

     1.16 "Program" means The Quaker Supplemental Executive Retirement Program.

      1.17 "Retirement Date" means a Participant's Retirement Date as described in Section III.
      1.18 "Retirement Plan" means The Quaker Retirement Plan as amended from time to time or any successor thereto. In the event that a Participant does not have any accrued retirement benefit under The Quaker Retirement Plan as of his Termination Date, the Administrator may designate another qualified defined benefit pension plan maintained by the Company or an Affiliated Company as the Retirement Plan for such Participant for purposes of the Program.

      1.19 "Supplemental Program Benefit" means the annual benefit payable in accordance with the Program.

      1.20 "Surviving Spouse" means the spouse of a Participant who is entitled to receive the Participant's death benefit under the Retirement Plan, if any.

      1.21 "Termination Date" means the date the Participant terminates employment with the Company and its Affiliated Companies.

      1.22 "Years of Service" means the Participant's years of Service as credited to him in the Retirement Plan (for purposes of vesting). For purposes of determining a Participant's or Surviving Spouse's eligibility for benefits as described in Sections 3.1, 3.3, and 3.4, the Compensation Committee may designate in writing at any time additional Years of Service to be credited to the Participant as of his Termination Date (to be made a part hereof in Schedule A).

                                  SECTION II
                          ELIGIBILITY TO PARTICIPATE

      The Compensation Committee shall designate in writing any employee who is to be a Participant and such employee's Effective Date as a Participant (to be made a part hereof in Schedule A). Only employees of the Company or an Affiliated Company who are members of the Management Committee, or are officers of the Company or an Affiliated Company, are eligible to become Participants and may be designated by the Compensation Committee as a Participant. Once an employee becomes a Participant, he shall remain a Participant until his Termination Date and thereafter until all benefits to which he, his Surviving Spouse and Beneficiary are entitled under the Program have been paid.

                                  SECTION III
                    ELIGIBILITY FOR AND AMOUNT OF BENEFITS

      3.1 Eligibility. A Participant shall be eligible for and receive his Supplemental Program Benefit beginning on his Retirement Date if either: (a) as of his Termination Date he has attained age 50 or more and has completed 15 or more Years of Service; or (b) his Termination Date coincides with or follows a Change in Control, regardless of his age or Years of Service as of his Termination Date. With respect to such a Participant whose Termination Date is on or before age 55, the Participant's Retirement Date shall be the first day of the month following the date on which the Participant reaches age 55. With respect to such a Participant whose Termination Date is after age 55, the Participant's Retirement Date shall be the first day of the month following the Participant's Termination Date.

     3.2 Retirement Benefit. The Supplemental Program Benefit of a Participant payable at his Retirement Date shall be an annual amount, based upon a single life annuity over the life of the Participant, equal to (a) less (b) as follows:

     (a) The amount equal to the Participant's Average Annual Earnings multiplied by the percentage determined in accordance with the following table; and if the Participant has been credited with any additional Years of Service by the Compensation Committee in accordance with Section 1.22 and as designated in Schedule A, further multiplied by the Participant's actual Years of Service (without taking into account such Additional Years of Service) divided by 15:

          (i) For a Participant who at anytime during the five-year period ending on his Termination Date has been the Chief Executive Officer of the Company:

                           Age at
                      Termination Date         Percentage

                    55 or less                      40%
                    56                              42%
                    57                              44%
                    58                              46%
                    59                              48%
                    60                              50%
                    61                              52%
                    62                              54%
                    63                              56%
                    64                              58%
                    65 or greater                   60%

          (ii) For all other Participants:

                           Age at
                      Termination Date         Percentage

                    55 or less                      35%
                    56                              37%
                    57                              39%
                    58                              41%
                    59                              43%
                    60                              45%
                    61                              46%
                    62                              47%
                    63                              48%
                    64                              49%
                    65 or greater                   50%


     (b)  The amount equal to the Participant's Basic Retirement Benefit.

      3.3 Death Prior to Termination of Employment. If a Participant who has reached age 50 and has completed 15 Years of Service dies while actively employed by the Company or any Affiliated Company, his Surviving Spouse, if any, shall be entitled to a Supplemental Program Benefit commencing on the first day of the month next following the Participant's death. Such Supplemental Program Benefit shall be determined in accordance with Section 3.2 by using the Participant's date of death as his Termination Date; by multiplying the amount determined under paragraph (a) thereof by 50%; and by using the Surviving Spouse's benefit relating to the Participant's Basic Retirement Benefit at his date of death for purposes of paragraph (b) thereof.

      3.4 Death Prior to Benefit Commencement. If a Participant who has reached age 50 and has completed 15 Years of Service dies after his Termination Date, but prior to his Retirement Date, his Surviving Spouse, if any, shall be entitled to a Supplemental Program Benefit commencing on what would have been the Participant's Retirement Date. Such Supplemental Program Benefit shall be determined as described in Section 3.3 for the Surviving Spouse, subject to any additional adjustment factors as are applicable under the Retirement Plan with respect to such a Surviving Spouse's benefit.

                                  SECTION IV
                         FORM AND PAYMENT OF BENEFITS

      4.1 Form of Benefits. Except as provided in Section 4.3, Supplemental Program Benefits payable to a Participant or Surviving Spouse pursuant to
Section III will be payable in the same form as is applicable to the Basic Retirement Benefit or Surviving Spouse's benefit payable to the Participant or Surviving Spouse under the Retirement Plan. If the Participant's Basic Retirement Benefit is payable in a form other than a single life annuity over the life of the Participant in accordance with the terms of, or the
Participant's election under, the Retirement Plan, then his Supplemental Program Benefit shall be subject to adjustment by the same adjustment factors as are applied under the Retirement Plan with respect to the Basic Retirement Benefit of the Participant. Notwithstanding the foregoing provisions of this Section, an election made by a Participant under the Retirement Plan with respect to the form of payment of his Basic Retirement Benefit shall not be effective with respect to the form of payment of his Supplemental Program
Benefit unless such election is expressly approved in writing by the Administrator with respect to his Supplemental Program Benefit. If the Administrator shall not approve such election in writing, then the form of payment of the Participant's Supplemental Program Benefit shall be selected by the Administrator in his sole discretion.

      4.2 Payment of Benefits. A Supplemental Program Benefit payable to a Participant pursuant to Section 3.2 will commence on his Retirement Date. A Supplemental Program Benefit payable to a Surviving Spouse pursuant to Section
3.3 will commence on the first day of the month next following the Participant's death. A Supplemental Program Benefit payable to a Surviving Spouse pursuant to Section 3.4 will commence on what would have been the Participant's Retirement Date. Payment of a Supplemental Program Benefit will continue to be paid to the Participant, his Surviving Spouse or Beneficiary in the same form and manner as if such benefits were being paid under the Retirement Plan. Notwithstanding any other provision of this Plan to the contrary, the Administrator may delay payment of any Participant's benefit (or any portion thereof) under this Section IV (including Section 4.3) to preserve the Company's full tax deduction under applicable provisions of the Internal Revenue Code (including section 162(m) thereof).

      4.3 Lump Sum and Accelerated Payments. Subject to the approval of the Administrator, a Participant may elect to have his entire benefit under the Program paid in the form of an actuarially-equivalent lump sum (instead of the annuity forms contemplated by Sections 4.1 and 4.2) as soon as practicable after his benefit under the Retirement Plan commences to be paid, or if he should die prior to such commencement, as soon as practicable after his death, if all of the following conditions are satisfied:

     (a) The Participant's election to receive his benefit in the form of a lump sum is submitted in writing to the Administrator at least twelve
          (12) months prior to the day he ceases active employment with the Company; provided, however, that a Participant who submits his lump sum election no later than 45 days after the Company makes its first general notification to employees of the availability of the lump sum form of payment under the Program, shall be deemed to have satisfied the requirements of this paragraph (a) if he submits his election at least 15 days before the date his active employment ceases.

     (b) The Participant also elects payment in the form of a lump sum under all other non-qualified defined benefit pension plans maintained by the Company in which the Participant participates, including but not limited to The Quaker 415 Excess Benefit Plan and The Quaker Eligible Earnings Adjustment Plan.

     (c)  The election is submitted on a form prescribed by the Administrator.

A Participant may revoke his election under this Section 4.3, but no such revocation will be effective unless it has been submitted in writing to the Administrator at least 12 months before the Participant ceases active employment. In addition, the Compensation Committee in its sole discretion may accelerate payment of any Participant's benefit under the Program to such Participant, his Surviving Spouse or his Beneficiary at any time (regardless of his employment or retirement status), whether alone or as part of a more general distribution. Any such accelerated payment shall be in whatever form the Compensation Committee determines, including but not limited to a lump sum, provided that the benefit paid in such accelerated form shall be the actuarial equivalent of the Participant's benefit as of the date distribution commences. Any such acceleration must be for reasons of individual hardship, death, changes in tax laws or accounting principles, or any other reasons which negate or diminish the continued value of benefits under the Program to its Participants or their Surviving Spouses and beneficiaries or to the Company, as determined by the Compensation Committee in its sole discretion. For purposes of this Section 4.3, actuarial equivalence shall be determined using interest and mortality assumptions consistent with those set forth in the Retirement Plan, except that in the event of a lump sum payment, actuarial equivalence shall be determined on the basis of the interest rate and mortality assumptions prescribed by Section 417(e) of the Internal Revenue Code (as amended by the Small Business Job Protection Act of 1996), using the 30-year Treasury rate published for the third month preceding the month that contains the Participant's benefit commencement date.

                                   SECTION V
                           AMENDMENT AND TERMINATION

      5.1 Amendment and Termination. The Company intends the Program to be permanent but reserves the right to amend or terminate the Program when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board, or the Compensation Committee, and shall be effective as of the date stated in such resolution. No amendment or termination of the Program shall directly or indirectly deprive any Participant, Surviving Spouse, or Beneficiary of all or any portion of any Supplemental Program Benefit payment of which has commenced prior to the effective date of the resolution amending or terminating the Program.

      5.2 Termination Benefit. In the case of a Program termination, each actively employed Participant on the Program's termination date shall become vested in his accrued Supplemental Program Benefit as of such termination date. Such accrued Supplemental Program Benefit shall be calculated as set forth in
Section 3.2 above as if the Participant's Termination Date was the Program's termination date, regardless of the Participant's age and Years of Service. Payment of a Participant's accrued Supplemental Program Benefit shall not be dependent upon his continuation of employment with the Company following the Program termination date, and such Benefit shall become payable at the date for commencement of payment of a Supplemental Program Benefit pursuant to the terms of Section 4.2.
      5.3 Corporate Successors. The Program shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Program shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Program. In the event the Program is not continued by the transferee, purchaser or successor entity, then the Program shall terminate subject to the provisions of Sections 5.1 and 5.2.

                                  SECTION VI
                                 MISCELLANEOUS

      6.1 Forfeitures of Benefits. Notwithstanding any other provision of the Program, future payment of a Supplemental Program Benefit hereunder to a Participant or any other person will, at the discretion of the Compensation Committee, be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant or to any other person, if any of the following circumstances occur:

     (a)  The Participant is discharged from employment for cause;

     (b) The Participant engages in competition with the Company prior to attaining age 65; or

     (c) The Participant performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

The Compensation Committee shall have sole and uncontrolled discretion with respect to the application of the provisions of this Section and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

     6.2 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Program.

      6.3 Funding. The Program at all times shall be entirely unfunded in accordance with, and for purposes of ERISA, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Program and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Program. Nothing contained in the Program shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

     6.4 Spendthrift Provision. No benefit payable under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Program.

      6.5   Administration.   The Administrator shall be  responsible  for  the
general operation and administration of the Program and for carrying out the provisions thereof. All provisions set forth in the Basic Retirement Plan with respect to the administrative powers and duties of the Administrator, expenses of administration and procedures or filing claims shall also be applicable to the Administrator with respect to the Program. The Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Program.

      6.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Program, neither the Company nor any individual acting as an employee or agent of the Company or the Administrator shall be liable to any Participant, former Participant, Surviving Spouse, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Program.

      6.7 Gender and Neuter. Where the context admits, words denoting the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

      6.8 Applicable Law. The Program is established under ERISA and will be construed according to the federal laws that govern "Top Hat" Plans.


           IN WITNESS WHEREOF, this Program is executed by a duly authorized officer of the Company.

                                   THE QUAKER OATS COMPANY


March 5, 1997                      By:  /s/Douglas J. Ralston
                                   Its: Senior Vice President